Exhibit 23
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                         Independent Auditors' Consent
                         -----------------------------


The Board of Directors
GST Telecommunications, Inc.:

We consent to incorporation by reference in the Registration Statements (No. 33-94072, 333-07237) on Forms S-8 (Nos. 33-95324, 33-97096 and 333-1538) on
Forms F-3 and (Nos. 333-15699 and 333-16141) on Forms S-3 of GST Telecommunications, Inc. of our report dated November 22, 1996 relating to the consolidated balance sheets of GST Telecommunications, Inc. as of September 30, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity, and cash flows for the years ended September 30, 1996 and 1995, which report appears in the September 30, 1996 annual report of Form 10K of GST Telecommunications, Inc.


                                        /s/ KPMG Peat Marwick
                                        ------------------------------
                                            KPMG Peat Marwick

Portland, Oregon
December 27, 1996